EXHIBIT 23.1 - CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form S-8
No.  2-93268,  Form S-8 No.  2-65503,  Form S-8 No.  333-83598  and Form S-8 No.
333-118683) of Scan-Optics, Inc. of our report dated March 18, 2005, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



/s/ UHY LLP



Hartford, Connecticut
March 25, 2005